UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2012

Great Lakes Dredge & Dock Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-33225	20-5336063
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2122 York Road

Oak Brook, Illinois 60523

(Address of Principal Executive Offices)

(630) 574-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 10, 2012, the Compensation Committee of the Board of Directors (the “Board”) for Great Lakes Dredge & Dock Corporation (the “Company”) approved a second amended and restated Great Lakes Dredge & Dock Company, LLC Annual Bonus Plan (the “Annual Bonus Plan”) effective as of January 1, 2012. Under the Annual Bonus Plan certain employees, including each of the Company’s named executive officers, have the opportunity to earn an annual bonus based on some or all of the following performance measures: earnings before interest, taxes, depreciation and amortization, adjusted for certain other items (“Adjusted EBITDA”); return on average assets (“ROAA”); and return on capital (“ROC”).

Our Chief Executive Officer, Jonathan W. Berger, as well as our President and Chief Financial Officer, Bruce J. Biemeck, (collectively, the “Corporate Executives”) will participate in the “Executive Leadership Performance Bonus Program” of the Annual Bonus Plan. Each participant in the Executive Leadership Performance Bonus Program has a target bonus expressed as a percentage of base salary. The target bonuses for our Chief Executive Officer and our President and Chief Financial Officer are 90% of their respective salaries. Actual bonuses can range from 0-200% of this target (between 0% and 180% of their respective base salaries), based on the following three performance measures, determined based on the performance of the Company as a whole:

1.	Adjusted EBITDA vs. Budget,
2.	Relative ROAA, which is the ratio of the Company’s ROAA as compared to the ROAA of a select group of peers,
3.	Relative ROC, which is the ratio of the Company’s ROC to the ROC of a select group of peers.

Our President of Dredging Operations, David E. Simonelli, and Senior Vice Presidents in the dredging segment, Kyle D. Johnson and John F. Karas (collectively, the “Dredging Executives”), will participate in the “Performance Bonus Program” of the Annual Bonus Plan. Each participant in the Performance Bonus Program has a target bonus expressed as a percentage of base salary. Any bonus allocated to the Dredging Executives will be taken from a bonus pool for all participants eligible for the Performance Bonus Program. The bonus pool is expressed as the aggregate amount of the target bonuses of all participants in the Performance Bonus Program, multiplied by a performance factor ranging from 0-200%, which will based on the following two Company performance measures, determined based on the performance of the Company’s dredging segment:

1.	Adjusted EBITDA vs. Budget for the dredging segment,
2.	Relative ROAA, for the dredging segment.

Each participant has the opportunity to be awarded an annual performance bonus that is more or less than their target bonus, depending on individual performance.

The Annual Bonus Plan may be paid in either cash or common stock from the Company’s 2007 Long-Term Incentive Plan.

The foregoing description of the Annual Bonus Plan does not purport to be complete and is qualified in its entirety by reference to the complete text thereof, which is attached hereto as Exhibit 10.1 and is incorporated by reference into this Item 5.02.

Item 9.01 — Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is furnished herewith:

10.1	Second Amended and Restated Great Lakes Dredge & Dock Company, LLC Annual Bonus Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT LAKES DREDGE & DOCK CORPORATION

/s/ Bruce J. Biemeck
Date: January 17, 2012	Bruce J. Biemeck
President and Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit

10.1	Second Amended and Restated Great Lakes Dredge & Dock Company, LLC Annual Bonus Plan.